SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                             ------------------------

                                     FORM 8-K


                                  CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE


                    SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


         Date of Report (Date of earliest event reported): April 25, 1997


                        MERCANTILE BANCORPORATION INC.
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              (Exact name of registrant as specified in its charter)




                Missouri                  1-11792         43-0951744
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         (State of Incorporation)      (Commission       (IRS Employer
                                       File Number)   Identification No.)





                  P.O. Box 524, St. Louis, Missouri              63166-0524
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         (Address of principal executive offices)                (Zip Code)



                                  (314) 425-2525
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                  (Registrant's telephone number, including area code)





                     INFORMATION TO BE INCLUDED IN THE REPORT

         ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

                   At a special meeting of shareholders held on April 22, 1997, the shareholders of Mark Twain Bancshares, Inc. ("Bancshares"), and at the Annual Meeting of Shareholders held on April 24, 1997, the shareholders of Mercantile Bancorporation Inc. ("MBI"), each voted upon and approved and adopted an Agreement and Plan of Reorganization, dated October 27, 1997, as amended (the "Merger Agreement"), by and between MBI, Ameribanc, Inc., a wholly owned subsidiary of MBI ("Merger Sub"), and Bancshares. Pursuant to the Merger Agreement, Bancshares was merged (the "Merger") with and into Merger Sub, and, among other things, each share of Bancshares common stock, par value $1.25 per share ("Bancshares Common Stock"), other than shares held by Bancshares, MBI or any of their respective wholly owned subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, all of which were cancelled in the Merger, and other than shares held by shareholders of Bancshares who exercised their dissenters' rights under the Missouri General and Business Corporation Law, was converted into the right to receive .952 of a share of MBI common stock, par value $0.01 per share ("MBI Common Stock"), with cash in lieu of fractional shares. It is anticipated that approximately 17,213,114 shares of MBI Common Stock will be issued pursuant to the Merger to former shareholders of Bancshares, inclusive of shares issuable upon exercise of options to purchase shares of MBI Common Stock into which outstanding options to purchase Bancshares Common Stock were converted in the Merger. The Merger became effective as of April 25, 1997. As a result of the Merger, the business and operations of Bancshares will be continued through Merger Sub.

                   Bancshares was organized in 1967 and was a registered bank holding company under the federal Bank Holding Company Act of 1956, as amended. Bancshares operated 24 separate banking locations in the metropolitan St. Louis area (including four in Illinois) through two banking subsidiaries, Mark Twain Bank and Mark Twain Illinois Bank. Bancshares also operated 15 separate locations in the metropolitan Kansas City bi-state area through another banking subsidiary, Mark Twain Kansas City Bank, and 3 separate locations in the metropolitan Springfield, Missouri area through another banking subsidiary, First City National Bank. Bancshares subsidiaries also provided a variety of fixed income investment products, complete brokerage services and a complete line of personal trust, employee benefit plan, investment advisory and management, and corporate trust services.





                   MBI's Registration Statement on Form S-4 (Registration No. 333-23607), which was declared effective by the Securities and Exchange Commission on March 20, 1997, sets forth certain information regarding the Merger, MBI and Bancshares, including, without limitation, the effective time and manner of the Merger, a description of the assets involved, the nature and amount of consideration paid by MBI therefor, the method used for determining the amount of such consideration, the nature of any material relationships between Bancshares and MBI or any of its affiliates, any officer or director of MBI, or any associate of any such officer or director, the nature of Bancshares' business and MBI's intended use of the assets acquired in the Merger.






                                    Signatures
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         Pursuant to the requirements of the Securities Exchange Act of
         1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            MERCANTILE BANCORPORATION INC.
                                            (Registrant)



                                            By:  /s/ Jon W. Bilstrom
                                                 -----------------------
                                                 Name:  Jon W. Bilstrom
                                                 Title:  General Counsel
                                                         and Secretary




         Dated: May 2, 1997